Exhibit 99

Hexion Specialty Chemicals, Inc. 180 East Broad Street Columbus, OH 43215 hexion.com	NEWS RELEASE

FOR IMMEDIATE RELEASE

Hexion Specialty Chemicals Reports Strong First Quarter 2007 Results

COLUMBUS, Ohio – (May 14, 2007) – Hexion Specialty Chemicals, Inc. today reported its results for the first quarter ended March 31, 2007. Highlights for the first quarter of 2007 include:

•	Revenues of $1.44 billion in 2007 compared to $1.23 billion during the prior year period, an increase of 17 percent.

•

Operating income of $104 million for the first quarter 2007 compared with first quarter 2006 operating income of $110 million. Last year’s operating income, however, included a gain of $37 million from the sale of non-core assets, net of which earnings were up 42 percent.

•

Net income of $4 million for the 2007 quarter versus net income of $35 million in the prior year period. The prior year period included the gain from the sale of non-core assets, which increased net income in the first quarter 2006 by $31 million.

•

Quarterly Segment EBITDA (earnings before interest, taxes, depreciation and amortization) increased 29 percent to $170 million in first quarter 2007 compared to $132 million during the prior year period. (Note: Segment EBITDA is a non-GAAP measure and is defined and reconciled to Net Income later in this release).

•

Adjusted EBITDA of $679 million for the Last Twelve Month (LTM) period ended March 31, 2007. (Note: Adjusted EBITDA is a non-GAAP measure and is defined and reconciled to Net Income later in this release).

“Hexion’s diverse product portfolio and increasing international sales enabled us to post improved quarterly revenues and Segment EBITDA compared to the same prior year period,” said Craig O. Morrison, Chairman, President and CEO. “We saw strong customer demand for a number of our products, such as epoxy resins and intermediates, phenolic specialty resins, versatic acid and derivatives, oilfield services and international forest product resins and formaldehyde, which more than offset some softening in our volumes in the North American residential construction and automotive markets.”

“We maintained our emphasis on pricing pass through to recover the rapid rise in raw materials that occurred throughout 2006,” Morrison said. “With the leveling off of raw materials in the first quarter 2007, the impact of our synergies, Six Sigma projects and other initiatives were reflected in our bottom line.”

Hexion continued to realize its targeted synergies as planned, with $11 million in achieved synergies this quarter. “We are on track to achieve $125 million by year-end 2007 from the full synergy program targeting $175 million in savings,” Morrison said.

As previously announced during the quarter, Hexion also completed the purchase of the adhesives and resins business of Orica Limited in February 2007. The Orica adhesives and resins business manufactures formaldehyde and formaldehyde-based binding resins that are used primarily in the forest products industry. The integration of the Orica business into the global Hexion network is proceeding as planned, according to Morrison.

“We continue to be encouraged by the prospects for a more favorable raw material environment going forward and positive demand from our global customers leading to revenue and Segment EBITDA growth in 2007,” Morrison said.

Quarterly Segment Results

Following are net sales and Segment EBITDA by reportable segment for the first quarter 2007. Segment EBITDA is defined as EBITDA adjusted to exclude certain non-cash and non-recurring expenses. Segment EBITDA is the primary performance measure used by the Company to evaluate its operating results and determine allocations of capital resources among segments. Segment EBITDA is also the profitability measure used in management and executive incentive compensation programs. Corporate and Other primarily represents certain corporate, general and administrative expenses that are not allocated to the segments.

(U.S. Dollars in Millions)

Net Sales to Unaffiliated Customers for the three months ended March 31 (1)(2)(3):

	2007	2006
Epoxy and Phenolic Resins	$582	$526
Formaldehyde and Forest Products Resins	413	356
Coatings and Inks	343	260
Performance Products	100	91

Total	$1,438	$1,233

Segment EBITDA for the three months ended March 31 (2) (3):

	2007	2006
Epoxy and Phenolic Resins	$96	$73
Formaldehyde and Forest Products Resins	43	34
Coatings and Inks	25	20
Performance Products	18	16
Corporate and Other	(12)	(11)

(1)	Intersegment sales are not significant and, as such, are eliminated within the selling segment.
(2)	Net sales and Segment EBITDA include the acquisition of the coatings business from The Rhodia Group, the global ink and adhesive resins business of Akzo Nobel and the resins and adhesives business of Orica from January 31, 2006 June 1, 2006, and February 1, 2007, respectively, and exclude the results from Alba Adesivos, the Brazilian Consumer Divestiture, since March 31, 2006.
(3)	Certain of the Company’s product lines have been realigned, resulting in reclassifications between segments. First quarter 2006 segment information has been reclassified to conform to the first quarter 2007 presentation.

Earnings Call

Hexion Specialty Chemicals, Inc. will host a teleconference to discuss First Quarter 2007 results on Monday, May 14, at 9:00 a.m. Eastern Time.

Interested parties are asked to dial-in approximately 10 minutes before the call begins at the following numbers:

U.S. Participants: 800.659.1966

International Participants: 617.614.2711

Participant Passcode: 54159027

Live Internet access to the call will be available through the Investors Section of the Company’s website: www.hexion.com.

A replay of the call will be available for three weeks beginning at 11 a.m. Eastern Time, May 14, 2007. The playback can be accessed by dialing 888-286-8010 (U.S.) and 617-801-6888 (International). The passcode is 85446070. A replay will also be available through the Investors Section of the Company’s website.

Reconciliation of Segment EBITDA to Net Income for the three months ended March 31

	2007	2006
Segment EBITDA:
Epoxy and Phenolic Resins	$96	$73
Formaldehyde and Forest Products Resins	43	34
Coatings and Inks	25	20
Performance Products	18	16
Corporate and Other	(12)	(11)

Reconciliation:
Items not included in Segment EBITDA
Transaction costs	—	(3)
Integration costs	(9)	(10)
Non-cash charges	(6)	(7)
Unusual items:
Gain on sale of businesses	—	37
Purchase accounting effects / inventory step-up	—	(1)
Business realignments	(6)	—
Other	(1)	(2)

Total unusual items	(7)	34

Total adjustments	(22)	14
Interest expense, net	(76)	(54)
Income tax expense	(21)	(19)
Depreciation and amortization	(47)	(38)

Net income	$4	$35

Reconciliation of Net Loss to Adjusted EBITDA

Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain non-cash, non-recurring costs and realized or expected future cost savings and other adjustments permitted in calculating covenant compliance under the indentures governing certain of the Company’s debt instruments and the Company’s senior credit facility. Certain covenants in these agreements (i) require the maintenance of a senior secured debt to Adjusted EBITDA ratio and (ii) restrict the Company’s ability to take certain actions such as incurring additional debt or making certain acquisitions if the Company is unable to meet this ratio and also a defined Adjusted EBITDA to Fixed Charge ratio. The covenant to incur additional indebtedness and the ability to make future acquisitions requires an Adjusted EBITDA to Fixed Charges ratio (measured on a trailing four-quarter basis) of 2.0:1.0. Fixed charges are defined as interest expense excluding the amortization or write-off of deferred financing costs. Failure to comply with these covenants can result in limiting long-term growth prospects by hindering the Company’s ability to incur future indebtedness or grow through acquisitions. The Company believes that including the supplemental adjustments applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors to demonstrate compliance with financial covenants and assess the Company’s ability to incur additional indebtedness in the future. Adjusted EBITDA and fixed charges are not defined terms under generally accepted accounting principals, or U.S. GAAP.

Adjusted EBITDA is not intended to represent any measure of performance in accordance with GAAP and the Company’s calculation and use of this measure may differ from other companies. These non-GAAP measures should not be used in isolation or as a substitute for measures of performance or liquidity. Adjusted EBITDA should not be considered an alternative to operating income or net loss under U.S. GAAP to evaluate the Company’s results of operations or as an alternative to cash flows as a measure of liquidity. Fixed Charges should not be considered an alternative to interest expense.

	Year Ended December 31, 2006	LTM Period
Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(109)	$(140)
Income taxes	14	16
Interest expense, net	242	264
Loss from extinguishment of debt	121	121
Depreciation and amortization expense	171	180

EBITDA	439	441
Adjustments to EBITDA:
Acquisitions EBITDA (1)	35	23
Transaction costs (2)	20	17
Integration costs (3)	57	56
Non-cash charges (4)	22	21
Unusual items:
Gain on sale of businesses	(39)	(2)
Purchase accounting effects/inventory step-up	3	2
Discontinued operations	14	14
Business realignments	(2)	4
Other (5)	10	9

Total unusual items	(14)	27

In process Synergies (6)	105	94

Adjusted EBITDA (7)	$664	$679

Fixed charges (8)	$290	$290

Ratio of Adjusted EBITDA to Fixed Charges	2.29	2.34

(1)	Represents the incremental EBITDA impact for Orica Adhesives & Resins (A&R) Acquisition as if it had taken place at the beginning of the period.
(2)	Represents the write-off of deferred accounting, legal and printing costs associated with the Company’s proposed IPO, as well as costs associated with terminated acquisition activities.
(3)	Represents redundancy and plant rationalization costs, and incremental administrative costs associated with integration programs. Also includes costs related to the implementation of a single, company-wide management information and accounting system.
(4)	Includes non-cash charges for impairments of fixed assets, stock based compensation, and unrealized foreign exchange and derivative losses.
(5)	Includes the impact of the announced divestiture of the European solvent coating resins business, one-time benefit plan costs and management fees.
(6)	Represents estimated net unrealized synergy savings from the Hexion Formation.
(7)	The Company is required to have an Adjusted EBITDA to Fixed Charges ratio of greater than 2.0 to 1.0 to incur additional indebtedness under its indenture for the Second Priority Senior Secured Notes. As of March 31, 2007, the Company was able to satisfy this covenant and incur additional indebtedness under its indentures.
(8)	The fixed charges reflect pro forma interest expense as if the Orica A&R acquisition and the amendment of our May 2006 senior secured credit facilities, which occurred on January 31, 2007 and November 3, 2006, respectively, had taken place at the beginning of the period.

Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, the management of Hexion Specialty Chemicals, Inc. (which may be referred to as “Hexion,” “we,” “us,” “our” or the “Company”) may from time to time make oral forward-looking statements. Forward looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will” or “intend” or similar expressions. Forward-looking statements reflect our current views about future events and are based on currently available financial, economic and competitive data and on our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our markets, services, prices and other factors as discussed in Item 1A—Risk Factors, of our 2006 Annual Report on Form 10-K filed with the Securities Exchange Commission (SEC) on March 22, 2007. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: economic factors such as an interruption in the supply of or increased pricing of raw materials due to natural disasters, competitive factors such as pricing actions by our competitors that could affect our operating margins, and regulatory factors such as changes in governmental regulations involving our products that lead to environmental and legal matters as described in Item 3 — Legal Proceedings, of our 2006 Annual Report on Form 10-K filed with the SEC on March 22, 2007.

About Hexion Specialty Chemicals

Based in Columbus, Ohio, Hexion Specialty Chemicals serves the global wood and industrial markets through a broad range of thermoset technologies, specialty products and technical support for customers in a diverse range of applications and industries. Hexion Specialty Chemicals is owned by an affiliate of Apollo Management, L.P. Additional information is available at www.hexion.com.

Contacts

Investors:

John Kompa

Director, Investor Relations

Hexion Specialty Chemicals, Inc.

+1 614 225 2223

john.kompa@hexion.com

Media:

Peter F. Loscocco

Vice President, Public Affairs

Hexion Specialty Chemicals, Inc.

+1 614 225 4127

peter.loscocco@hexion.com

(See Attached Financial Statements)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

HEXION SPECIALTY CHEMICALS, INC.

	Three Months ended March 31,
(In millions, except share and per share data)	2007	2006
Net sales	$1,438	$1,233
Cost of sales	1,216	1,049

Gross profit	222	184

Selling, general & administrative expense	100	94
Transaction costs	—	3
Integration costs	9	10
Other operating expense (income), net	9	(33)

Operating income	104	110

Interest expense, net	76	54
Other non-operating expense, net	2	1

Income before income tax, earnings from unconsolidated entities and minority interest	26	55
Income tax expense	21	19

Income before earnings from unconsolidated entities and minority interest	5	36
Earnings from unconsolidated entities, net of tax	1	1
Minority interest in net income of consolidated subsidiaries	(2)	(2)

Net income	4	35
Accretion of redeemable preferred stock	—	13

Net income available to common shareholders	$4	$22

Comprehensive income	$18	$46

CONDENSED CONSOLIDATED BALANCE SHEETS

HEXION SPECIALTY CHEMICALS, INC. (Unaudited)

(In millions)	March 31, 2007	December 31, 2006
ASSETS
Current Assets
Cash and equivalents	$55	$64
Accounts receivable (less allowance for doubtful accounts of $21)	845	763
Inventories:
Finished and in-process goods	410	362
Raw materials and supplies	195	187
Other current assets	102	102

Total Current Assets	1,607	1,478

Other Assets	102	107

Property and Equipment
Land	97	96
Buildings	282	276
Machinery and equipment	2,059	2,009

	2,438	2,381
Less accumulated depreciation	(880)	(830)

	1,558	1,551

Goodwill	210	193
Other Intangible Assets, net	187	179

Total Assets	$3,664	$3,508

CONDENSED CONSOLIDATED BALANCE SHEETS

HEXION SPECIALTY CHEMICALS, INC. (Unaudited)

(In millions, except share and per share data)	March 31, 2007	December 31, 2006
LIABILITIES AND SHAREHOLDER’S DEFICIT
Current Liabilities
Accounts and drafts payable	$640	$616
Debt payable within one year	58	66
Interest payable	67	58
Income taxes payable	74	108
Other current liabilities	268	263

Total Current Liabilities	1,107	1,111

Long-Term Liabilities
Long-term debt	3,436	3,326
Long-term pension and non-pension post employment benefit obligations	226	223
Deferred income taxes	142	142
Other long-term liabilities	142	107

Total Liabilities	5,053	4,909

Minority interest in consolidated subsidiaries	10	13

Commitments and Contingencies

Shareholder’s Deficit
Common stock—$0.01 par value; 300,000,000 shares authorized, 170,605,906 issued and 82,556,847 outstanding at March 31, 2007 and December 31, 2006	1	1
Paid-in deficit	(16)	(17)
Treasury stock, at cost—88,049,059 shares	(296)	(296)
Accumulated other comprehensive income	95	81
Accumulated deficit	(1,183)	(1,183)

	(1,399)	(1,414)

Total Liabilities and Shareholder’s Deficit	$3,664	$3,508

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

HEXION SPECIALTY CHEMICALS, INC.

	Three months ended March 31,
(In millions)	2007	2006
Cash Flows (used in) provided by Operating Activities
Net income	$4	$35
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	47	38
Minority interest in net income of consolidated subsidiaries	2	2
Stock-based compensation	1	2
Gain on sale of businesses, net of tax	—	(31)
Deferred tax provision	5	3
Non-cash restructuring	6	3
Impairments	3	4
Other non-cash adjustments	2	—
Net change in assets and liabilities:
Accounts receivable	(62)	(76)
Inventories	(45)	(10)
Accounts and drafts payable	4	44
Income taxes payable	1	16
Other assets, current and non-current	6	28
Other liabilities, current and long-term	4	(8)

Net cash (used in) provided by operating activities	(22)	50

Cash Flows used in Investing Activities
Capital expenditures	(22)	(27)
Acquisition of businesses, net of cash acquired	(63)	(56)
Proceeds from the sale of businesses, net of cash sold	—	35

Net cash used in investing activities	(85)	(48)

Cash Flows provided by (used in) Financing Activities
Net short-term debt repayments	(8)	(9)
Borrowings of long-term debt	665	34
Repayments of long-term debt	(560)	(39)
IPO related costs	—	(2)

Net cash provided by (used in) financing activities	97	(16)

Effect of exchange rates on cash and equivalents	1	(1)
Decrease in cash and equivalents	(9)	(15)
Cash and equivalents at beginning of period	64	183

Cash and equivalents at end of period	$55	$168